AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This AMENDMENT NO. 2 TO CONSULTING AGREEMENT (this “Amendment”) is entered into as of the 17th day of June 2022, but effective as of the 1st day of June, 2022 (the “Amendment Effective Date”), and is entered into by and between OncoStrategy LLC, (“Provider”) and Context Therapeutics Inc., a Delaware corporation, having its principal place of business at 2001 Market Street, Suite 3915, Unit#15, Philadelphia, PA 19103 (“Company”). Provider and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

WHEREAS, Provider and Company entered into that certain Consulting Agreement dated as of May 7, 2021, as amended by that Amendment No. 1 to Consulting Agreement effective as of February 1, 2022 (collectively, the “Agreement”), which outlines the rights and obligations of Provider and Company with respect to the conduct of certain services to be performed by Provider;

    WHEREAS, the Parties wish to enter into this Amendment in order to amend the compensation for services and extend the term in accordance with the terms and conditions set forth herein;

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

    1.    Defined Terms. All capitalized terms used herein shall have the meaning ascribed to    each of them as defined herein and, if not defined herein, shall have the meaning ascribed to each     of them in the Agreement.

    2.    Amendment to Agreement.

a.Section 3(a) of the Agreement shall be amended and restated as follows: “(a)    Term. The term during which Consultant shall provide the Consulting Services hereunder (the “Term”) shall commence on the date hereof and continue in full force and effect until June 30, 2024 unless earlier terminated in accordance with Section 3(b); provided, however, that the Term may be extended by written agreement of the parties.”

b.Effective as of the Amendment Effective Date, from the Amendment Effective Date through the end of the Term (as amended by this Amendment), Provider shall receive $20,000 per calendar month in arrears, provided that Consultant provides on average approximately 40 hours of Consulting Services (as defined in the Agreement) per month.

    3.    Entire Agreement. Each Party acknowledges that this Amendment, together with the Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof.

    4.    Full Force and Effect. Except as expressly amended hereby, all of the other terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their original terms.

    5.    Authority. Each Party hereby represents and warrants that is has full power and authority to enter into this Amendment.
[Signature page follows.]
Amd2 to Agreement    1

    IN WITNESS WHEREOF, the Parties have each caused a duly authorized representative to execute this Amendment as of the Amendment Effective Date.

COMPANY: Context Therapeutics Inc. By: /s/ Martin Lehr Name: Martin Lehr Title: Chief Executive Officer	PROVIDER: OncoStrategy, LLC By: /s/ Tarek Sahmoud Name: Tarek Sahmoud Title: Principal & Founder

Amd2 to Agreement    2